Exhibit 99.4
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS
REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS
AVAILABLE.
ACCORDIS HOLDING CORP.
Subordinated Promissory Note
Due 2010

$6,000,000	August 31, 2005
          ACCORDIS HOLDING CORP., a New York corporation (the “Company”), for value received, hereby promises to pay to HMS Holdings Corp. (“HMS”), or to any registered assigns, the principal amount of SIX MILLION DOLLARS ($6,000,000), on August 31, 2010, and to pay interest as provided in Section 2 hereof until the principal amount hereof shall have become due and payable, whether at maturity or a date fixed for redemption or by acceleration or otherwise, and thereafter at the rate of 10% per annum on any overdue principal amount and (to the extent permitted by applicable law) on any overdue interest until paid.
          All payments of principal and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.
          If any payment on this Note is due on a day that is not a Business Day, it shall be due on the next succeeding Business Day. For purposes of this Note, “Business Day” shall mean any day other than a Saturday, Sunday or legal holiday or day on which banks are authorized or required to be closed in New York City.
          1. The Note. This Note is issued pursuant to the Stock Purchase Agreement, dated as of August 31, 2005 (the “Purchase Agreement”), between HMS and the Company. As used herein the term “Note” or “Notes” includes the Subordinated Promissory Note due 2010 of the Company originally so issued and any Subordinated Promissory Notes due 2010 subsequently issued upon exchange or transfer thereof.
          2. Interest. Until the principal amount hereof shall have become due and payable, the Company shall pay interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the date hereof on the unpaid principal amount hereof at the rate of 6% per annum, semi-annually in arrears on February 28 and August 31 of each year (each said day being an “Interest Payment Date”), commencing on February 28, 2006.

          3. Prepayments.
          (a) Optional Prepayment. The Company may, at its option, prepay the principal of this Note without premium or penalty, as a whole at any time or in part from time to time in amounts which shall be integral multiples of $100,000.
          (b) Mandatory Prepayments. On February 28, 2006 and on each Interest Payment Date thereafter through and including February 28, 2010, the Company shall prepay $100,000 of the principal of this Note, plus interest accrued thereon through the date of prepayment. All principal and interest then outstanding under this Note shall be due and payable on August 31, 2010.
          In the event the purchase price payable pursuant to the Purchase Agreement shall be reduced as provided in Section 1.4 thereof, to the extent such reduction shall not be applied to the Purchaser Documents, as provided in Section 1.4 of the Purchase Agreement, the amount of such reduction shall be applied in order of maturity against the Company’s obligation to prepay this Note pursuant to this subsection (b) (and allocated amongst any other outstanding Notes in proportion, as nearby as may be, to the aggregate principal amount of all Notes then outstanding). The obligation to pay interest on any amount so credited against the Company’s prepayment obligations shall terminate upon the determination, in accordance with the provisions of the Purchase Agreement, of the amount to be so credited.
          (c) Mandatory Prepayment on Change of Control. Subject to any applicable restrictions under the terms of any outstanding Senior Indebtedness (as defined in Section 16 hereof), if at any time while this Note is outstanding a Change in Control (as hereinafter defined) shall occur, the Company shall prepay, without penalty or premium, all principal and interest then outstanding hereunder.
          (d) For purposes of this Section 3, a “Change in Control” shall be deemed to have occurred if:
     (i) any person or any persons acting together that would constitute a “group” (a “Group”) for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provisions thereto, together with any affiliates or related persons thereof, other than Hamilton F. Potter III, together with any persons or entities controlled by or affiliated or related to Mr. Potter, including, without limitation, any trusts formed for the benefit of the family of Mr. Potter (collectively, the “Potter Group”), shall beneficially own, directly or indirectly, (for purposes of Rule 13d-3 of the Exchange Act or any successor provision thereto) at least 50% of the aggregate voting power of all classes of voting securities of the Company; or
     (ii) any person or Group, together with any affiliates or related persons thereof, other than the Potter Group, shall succeed in having a majority of its or their nominees elected to the board of directors or equivalent governing body of the Company; or
     (iii) the Company is a party to any merger or consolidation with any other business entity, at the conclusion of which transaction the equity holders of the Company immediately prior to the transaction do not continue to hold a majority of the total voting securities of the successor entity, in substantially the same proportions, following such transaction; or
     (iv) the Company sells, leases, transfers or otherwise disposes of all or substantially all the assets acquired pursuant to the Purchase Agreement.
          (e) In the event of a Change of Control, the Company will promptly, in good faith, (i) seek to obtain any required consent of the holders of any Senior Indebtedness to permit the prepayment contemplated by paragraph (c) above, or (ii) repay some or all of such holders of Senior Indebtedness to the extent necessary (including, if necessary, payment in full of such Senior Indebtedness and payment of any prepayment premiums, fees, expenses or penalties) to permit the prepayment contemplated hereby without such consent.
          4. Notice of Prepayment and Other Notices. The Company shall give written notice of any prepayment of this Note or any portion hereof pursuant to Section 3 (other than pursuant to subsection (b) thereof, which shall not require any prior notice) simultaneously with the date fixed for such prepayment. Such notice of prepayment and all other notices to be given to the holder of this Note shall be given by registered or certified mail to the person in whose name this Note is registered at its address designated on the register maintained by the Company on the date of mailing such notice of prepayment or other notice. Upon notice of prepayment being given as aforesaid, the Company covenants and agrees that it will prepay, on such date fixed for prepayment and on each date specified in Section 3(b), this Note or the portion hereof, as the case may be, so called or scheduled for prepayment, at the principal amount thereof so called or scheduled for prepayment, together with interest accrued thereon to the date fixed for such prepayment. A prepayment of less than all of the outstanding principal amount of this Note shall not relieve the Company of its obligation to make scheduled payments of interest payable in respect of the principal remaining outstanding on the Interest Payment Dates.
          5. Allocation of All Payments. In the event of any partial payment of less than all of the interest then due on the Notes then outstanding or any prepayment, purchase, redemption or retirement of less than all of the outstanding Notes, the Company will allocate the amount of interest to be paid and the principal amount so to be prepaid, purchased, redeemed or retired to each Note in proportion, as nearly as may be, to the aggregate principal amount of all Notes then outstanding.
          6. Interest After Date Fixed for Prepayment. If this Note or a portion hereof is called or scheduled for prepayment as herein provided, this Note or such portion shall cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for such purpose, the Company shall fail to pay this Note or such portion, as the case may be, in which event this Note or such portion, as the case may be, and, so far as may be lawful, any overdue installment of interest, shall bear interest on and after the date fixed for such prepayment and until paid at the rate per annum provided herein for overdue principal.
          7. Surrender of Note; Notation Thereon. Upon any prepayment of a portion of the principal amount of this Note, the holder hereof, at its option, may require the Company to execute and deliver at the expense of the Company (other than for transfer taxes, if any), upon surrender of this Note, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which the interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Company for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.
          8. Transfer of Notes. The Company shall keep at its office or agency maintained as provided in paragraph (a) of Section 11 a register in which the Company shall provide for the registration of this Note and for the registration of transfer and exchange of this Note. Subject to Section 8.12 of the Purchase Agreement, the holder of this Note may, at its option, and either in person or by its duly authorized attorney, surrender the same for registration of transfer or exchange at the office or agency of the Company maintained as provided in Section 11 and, without expense to such holder (except for taxes or governmental charges imposed in connection therewith), receive in exchange therefor a Note or Notes each in such denomination or denominations as such holder may request, dated as of the date to which interest has been paid on the Note or Notes so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Company, duly executed by the holder of such Note or its attorney duly authorized in writing. Every Note so made and delivered in exchange for such Note shall in all other respects be in the same form and have the same terms as such Note. No transfer or exchange of any Note shall be valid unless made in the foregoing manner at such office or agency.
          9. Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss from the holder thereof reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of this Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on this Note.
          10. Persons Deemed Owners; Holders. The Company may deem and treat the person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue. With respect to any Note at any time outstanding, the term “holder”, as used herein, shall be deemed to mean the person in whose name such Note is registered as aforesaid at such time.
          11. Covenants Relating to the Note. The Company covenants and agrees that so long as this Note shall be outstanding:
          (a) Maintenance of Office. The Company will maintain an office or agency in such place in the United States of America as the Company may designate in writing to the registered holder of this Note, where this Note may be presented for registration of transfer and for exchange as herein provided, where notices and demands to or upon the Company in respect of this Note may be served and where this Note may be presented for payment. Until the Company otherwise notifies the holder hereof, said office shall be the principal office of the Company described in Section 8.10 of the Purchase Agreement.
          (b) Notice of Default. If any one or more events that constitute, or which with notice or lapse of time or both would constitute, an Event of Default under Section 12 shall occur, the Company shall, immediately after it becomes aware that any such event has occurred, give notice to the holder of this Note, specifying the nature of such event.
          (c) Consolidation, Merger and Sale. The Company will not consolidate or merge with or into, or sell or otherwise dispose of all or substantially all the assets acquired pursuant to the Purchase Agreement to, any other corporation or other entity, unless:
     (i) in the event of any such transaction that constitutes a Change in Control (as defined in Section 3(d) hereof), and in connection with which the Company for any reason shall not prepay all principal and interest then outstanding under this Note (whether or not prepayment is restricted by the terms of any outstanding Senior Indebtedness), the Company shall have obtained the written consent of the holders of at least 66-2/3% of the aggregate principal amount then outstanding under the Notes;
     (ii) the surviving corporation or other entity (if other than the Company) shall expressly assume in writing the due and punctual payment of the principal of and interest on this Note, according to its tenor, and the due and punctual performance and observance of all the terms, covenants, agreements and conditions of this Note to be performed or observed by the Company to the same extent as if such surviving corporation had been the original maker of this Note; and
     (iii) the Company or such other corporation or other entity shall not otherwise be in default in the performance or observance of any covenant, agreement or condition of this Note or the Purchase Agreement.
          (d) Prohibition of Dividends. The Company will not pay any dividend or distribution in respect of, or redeem or otherwise purchase, its capital stock or other equity securities, whether payable in cash or other property, except for (i) amounts sufficient to pay all federal, state and local income taxes required to be paid by the holders of the Company’s capital stock with respect to the consolidated income of the Company or (ii) so long as at the time of such dividend or distribution and after giving effect thereto the Company is not in default under any Senior Indebtedness, dividends and distributions that, after giving effect thereto, reduce the Company’s Net Worth to not less than the Net Worth of the Company as of the date hereof. For the purpose of this Note, “Net Worth” is defined as the shareholders’ equity of the Company based on the most recent quarter-end balance sheet of the Company.
(e) Loans and Investments; Transactions with Third Parties. The Company will not:
(i)	make loans or otherwise advance funds other than in the ordinary course of business to any employee, director, affiliate of the Company or to any third party; and

(ii)	enter into any transaction with any employee, director or affiliate of the Company other than in the ordinary course of business or on an arm’s length basis (or on a basis that is more favorable to the Company than on an arm’s length basis).
(f) Financial Statements. The Company will deliver to the

holder of this Note, in form and detail satisfactory to the holder of this Note:
(i)	as soon as available, but in any event within 120 days after the end of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year, and the related statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied, and, if an audit of the Company is conducted, such statements to be audited and certified by a firm of independent certified public accountants; and

(ii)	as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal quarter, and the related statements of income or operations and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such statements to be certified by an officer of the Company as fairly presenting the financial position, results of operations and cash flows of the Company in accordance with generally accepted accounting principles consistently applied, subject only to normal year-end audit adjustments and the absence of footnotes, such consolidating statements to be certified by an officer of the Company to the effect that such statements are fairly stated in all material respects.
          12. Events of Default. If any one or more of the following events, herein called “Events of Default,” shall occur (for any reason whatsoever, and whether such occurrence shall, on the part of the Company or any of its subsidiaries, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority) and such Event of Default shall be continuing:
     (i) default shall be made in the payment of the principal of this Note when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment (in accordance with the requirements of Section 3) or by acceleration or otherwise;
     (ii) default shall be made in the payment of any installment of interest on this Note according to its terms when and as the same shall become due and payable and such default shall continue for a period of five days;

     (iii) default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Company contained in Sections 11(c) and (d);
     (iv) default shall be made in the due observance or performance of any other covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or of the Purchase Agreement, and such default shall continue for 30 days after written notice thereof, specifying such default and requesting that the same be remedied;
     (v) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company or any of its subsidiaries in any involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any of its subsidiaries for any substantial part of any of their property or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or
     (vi) the commencement by the Company or any of its subsidiaries of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or any of its subsidiaries for any substantial part of any of their property, or the making by any of them of any assignment for the benefit of creditors, or the failure of the Company or of any of its subsidiaries generally to pay its debts as such debts become due, or the taking of corporate action by the Company or any of its subsidiaries in furtherance of or which might reasonably be expected to result in any of the foregoing;
then the holder of this Note may, at its option, by a notice in writing to the Company, declare this Note to be, and this Note shall thereupon be and become, immediately due and payable together with interest accrued thereon, without diligence, presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Company to the extent permitted by law. The Company expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder thereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.
          Without limiting the foregoing, the Company hereby waives any right to trial by jury in any legal proceeding related in any way to this Note and agrees that any such proceeding may, if the holder so elects, be brought and enforced in the Supreme Court of the State of New York for New York County or in the United States District Court for the Southern District of New York and the Company hereby waives any objection to jurisdiction or venue in any such proceeding commenced in such court. The Company further agrees that any process required to be served on it for purposes of any such proceeding may be served on it, with the same effect as personal service on it within the State of New York, by registered mail addressed to it at its office or agency maintained as provided in paragraph (a) of Section 11.
          13. Suits for Enforcement. In case any one or more of the Events of Default specified in Section 12 of this Note shall happen and be continuing, the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or, subject to the provisions of Section 16 of this Note, may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note.
          In case of any default under this Note, the Company will pay to the holder hereof such amounts as shall be sufficient to cover the costs and expenses of such holder due to said default, including, without limitation, collection costs and reasonable attorneys’ fees, to the extent actually incurred.
          14. Remedies Cumulative. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.
          15. Remedies Not Waived. No course of dealing between the Company and the holder of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of the holder of this Note.
          16. Subordination.
               (a) Anything contained in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note shall be subordinate and junior, to the extent set forth in the following paragraphs (A), (B) and (C), to all Senior Indebtedness of the Company. “Senior Indebtedness” shall mean the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all reasonable fees, reimbursement and indemnity obligations, and all other obligations, whether now existing or hereafter created, arising in connection with any loan, credit or other agreement for the borrowing of money between the Company and a lender thereunder (a “Senior Lender”), which, by its terms is expressly stated to be senior in right of payment to this Note and secured against any assets of the Company, and any extension, renewal, refunding or refinancing of such indebtedness in a principal amount no greater than $6,000,000 that is secured by the accounts receivable of the Company.
     (A) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company or its creditors or its property and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings (an “Insolvency Proceeding”), then all Senior Indebtedness shall first be paid in full in cash before any payment, whether on account of principal, interest or otherwise, is made upon this Note.
     (B) In any of the proceedings referred to in paragraph (A) above, any payment or distribution of any kind or character, whether in cash property, stock or obligations that may be payable or deliverable in respect to this Note shall be paid or delivered directly to the holders of Senior Indebtedness for application in payment thereof, unless and until all Senior Indebtedness shall have been paid in full in cash.
     (C) Until all of the Senior Indebtedness has been fully and indefeasibly paid in cash and there is no agreement between the Company and the Senior Lender under which the Senior Lender is required to or may make loans or provide other financial accommodations, the holder of this Note shall not, without the prior written consent of the Senior Lender, ask, demand, accelerate, declare a default under, sue for, set off, accept or receive any payment of all or any part of the Subordinated Indebtedness; provided, however, the Company may make (and the holder of this Note may receive) regularly scheduled payments of principal and interest accruing on this Note, but only if immediately prior to and after giving effect to any such payment no Default or Event of Default (each term as defined in the documents evidencing the Senior Indebtedness) shall exist and provided, further however, that, upon conclusion of a Standstill Period (as hereinafter defined), and in all events subject to the other provisions of this Section 16, the holder of this Note may accelerate the indebtedness evidenced by this Note and commence and pursue foreclosure proceedings under applicable law against the real and personal property of the Company. “Standstill Period” shall mean (a) any period during which the Company is subject to any Insolvency Proceeding and (b) a period commencing from the date of a Blockage Notice from the Senior Lender and continuing until the earlier of: (i) 180 days after the date of the Blockage Notice, (ii) the Senior Indebtedness is paid and satisfied in full or (iii) the event of default giving rise to such Blockage Notice is cured within any applicable grace period or cured with the unconditional permission of the Senior Lender. “Blockage Notice” means a notice from the Senior Lender to the holder of this Note stating that an Event of Default exists under the Senior Indebtedness.
       (b) Subject to the payment in full in cash of all Senior Indebtedness, the holders of this Note shall be subrogated to the rights of the Senior Lender to receive payments or distributions of any kind or character, whether in cash property, stock or obligations, that may be payable or deliverable to the Senior Lender, until the principal of, and interest on, this Note shall be paid in full in cash, and, as between the Company, its creditors other than the Senior Lender, and the holders of this Note, no such payment or distribution made to the Senior Lender by virtue of this Section 16 that otherwise would have been made to the holder of this Note shall be deemed a payment by the Company on account of the Senior Indebtedness, it being understood that the provisions of this Section 16 are and are intended solely for the purposes of defining the relative rights of the holders of this Note, on the one hand, and the Senior Lender, on the other hand. The holder of this Note hereby waives any and all rights to have any security or any part thereof granted to the Senior Lender marshaled in any Insolvency Proceeding or upon any foreclosure or other disposition of such security by the Senior Lender or otherwise.
       (c) Subject to the rights under this Section 16 of the Senior Lender to receive cash, property, stock or obligations otherwise payable or deliverable to the holders of this Note, nothing herein shall either impair, as between the Company and the holder of this Note, the obligation of the Company, which is unconditional and absolute, to pay to the holder hereof the principal hereof and interest hereon in accordance with the terms hereof or prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder.
       (d) If any payment or distribution of any character or any security, whether in cash securities or other property, shall be received by any holders of this Note in contravention of any of the terms hereof, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full in cash. In the event of the failure of any such holder to endorse or assign such payment, distribution or security, each holder of any Senior Indebtedness is hereby irrevocably authorized to endorse or assign the name of such holder.
       (e) The rights under these subordination provisions of the holders of any Senior Indebtedness against any holder of this Note shall remain in full force and effect without regard to, and shall not be impaired or affected by:
     (i) any act or failure to act on the part of the Company; or
     (ii) any extension or indulgence in respect of any payment or prepayment of any Senior Indebtedness or any part thereof or in respect of any other amount payable to any holder of any Senior Indebtedness; or
     (iii) any amendment, modification or waiver of, or addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of, any of the terms of any Senior Indebtedness or any other agreement that may be made relating to any Senior Indebtedness; or
     (iv) any exercise or non-exercise by the holder of any Senior Indebtedness of any right, power, privilege or remedy under or in respect of such Senior Indebtedness or these subordination provisions or any waiver of any such right, power, privilege or remedy or of any default in respect of such Senior Indebtedness or these subordination provisions or any receipt by the holder of any Senior Indebtedness of any security, or any failure by such holder to perfect a security interest in, or any release by such holder of, any security for the payment of such Senior Indebtedness;
     (v) any merger or consolidation of the Company or any of its subsidiaries into or with any other person, or any sale, lease or transfer of any or all of the assets of the Company or any of its subsidiaries to any other person; or
     (vi) absence of any notice of, or knowledge by, any holder of any claim hereunder of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (i) through (v).
       (f) The holder of this Note unconditionally waives (i) all notices that may be required, whether by statute, rule of law or otherwise, to preserve intact any rights of any holder of any Senior Indebtedness, including, without limitation, any demand, presentment and protest, proof of notice of nonpayment under any Senior Indebtedness and notice of any failure on the part of the Company to perform and comply with any covenant, agreement, term or condition of any Senior Indebtedness, (ii) any right to the enforcement, assertion or exercise by any holder of any Senior Indebtedness of any right, power, privilege or remedy conferred in such Senior Indebtedness or otherwise, (iii) any requirements of diligence on the part of any holder of any of the Senior Indebtedness, (iv) any requirements on the part of any holder of any Senior Indebtedness to mitigate damages resulting from any default under such Senior Indebtedness and (v) any notice of any sale, transfer or other disposition of any Senior Indebtedness by any holder thereof.
       (g) The obligations of the holder of this Note, under these subordination provisions shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Indebtedness, or any other payment to any holder of any Senior Indebtedness if its capacity as such, is rescinded or must otherwise be restored or returned by the holder of such Senior Indebtedness upon the occurrence of any proceeding referred to in Section 16(a)(A) or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, the Company or any substantial part of its property or otherwise, all as though such payment had not been made.
     17. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company, as such, will not have any liability for any obligations of the Company under the Note or for any claim based on, in respect of, or by reason of, such obligations or their creation. HMS by accepting the Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Note.
     18. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.
     19. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.
     20. Headings. The headings of the sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.
     21. Assignment. Neither this Note nor any of the holder’s rights hereunder may be assigned by HMS in contravention of Section 8.12 of the Purchase Agreement without the prior written consent of the Company as provided in Section 8.12 of the Purchase Agreement.
     22. Third Party Beneficiaries. The provisions of Section 16 are intended to be for the benefit of, and shall be enforceable directly by, each holder of the Senior Indebtedness.

          IN WITNESS WHEREOF, Accordis Holding Corp. has caused this Note to be signed in its name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

ACCORDIS HOLDING CORP.
By:
Name:
Title: